Exhibit 99.1


PRESS RELEASE


Contact:     David J. O'Connor
             President and Chief Executive Officer
             New England Bancshares, Inc.
             (860) 253-5200

              NEW ENGLAND BANCSHARES, INC. ANNOUNCES ANNUAL MEETING

      Enfield, Connecticut - May 15, 2007. New England Bancshares, Inc. (the "Company") (Nasdaq GM: NEBS), the holding company for Enfield Federal Savings and Loan Association (the "Bank"), announced today that the Company's Annual Meeting of Stockholders will be held on August 9, 2007 at 1:00 p.m.

      New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with eight banking centers servicing the communities of Enfield, Ellington, Manchester, Suffield, East Windsor and Windsor Locks. For more information regarding the Bank's products and services, please visit www.enfieldfederal.com.
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